CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-56123, 333-56127 and 333-153734) on Form S-8 of Bioanalytical Systems, Inc. of our report dated December 31, 2012, (October 11, 2013 as to the effects of the restatement discussed in our report) relating to the consolidated financial statements as of and for the year ending September 30, 2012 appearing in the Annual Report on Form 10-K of Bioanalytical Systems, Inc. for the year ended September 30, 2013.

/s/ Crowe Horwath LLP

Fort Wayne, Indiana

December 30, 2013